PRESS RELEASE	EXHIBIT 99.1

AST SpaceMobile Provides Third Quarter 2023 Business Update

MIDLAND, TX, November 14, 2023 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, is providing its business update for the third quarter ended September 30, 2023.

“The manufacturing of our first five commercial satellites is at full speed at our Texas facilities, and we are looking forward to our expected launch in Q1 2024 as we target initial commercial service for both mobile network operators and governmental entities starting in 2024”, said Abel Avellan, Chairman and Chief Executive Officer of AST SpaceMobile. “In the third quarter, AST SpaceMobile announced another historic achievement and the capstone of our BlueWalker 3 testing program – the first-ever space-based 5G cellular broadband connection directly to an everyday smartphone. I am grateful for the dedication of our team and support of our network partners who have helped us reach multiple groundbreaking milestones this year.”

Business Update

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BlueWalker 3 Makes History Again
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Demonstrated space-based 5G cellular broadband capabilities
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Increased performance to 14 Mbps data rates per 5MHz channels
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First Five Commercial Satellites Expected to be Launched in Q1 2024
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Manufacturing at full speed in Midland, Texas facilities
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Approximately 85% of planned capital expenditures paid as of September 30, 2023
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Total and Adjusted Operating Expenses Expected to Decrease by $10 Million to $15 Million Per Quarter Beginning Q1 2024
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Expected reduction driven by completion of Block 1 design and development, substantial completion of the ASIC design, and partial completion of Block 2 design, with no material change in headcount
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IP Portfolio Has Grown to More than 3,100 Patent and Patent Pending Claims Worldwide
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Strategic Investment Process
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We are moving forward on definitive documentation and completion of diligence with multiple strategic partners
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Seeking to close and fund with multiple strategic partners in November or December 2023
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There can be no assurance that we will enter into any such transactions on acceptable terms, on this timing, or at all

Third Quarter 2023 Financial Highlights

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As of September 30, 2023, we had cash, cash equivalents, and restricted cash of $135.7 million
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Total operating expenses for the third quarter of 2023 were $59.0 million, including $21.6 million of depreciation and amortization and stock-based compensation expense. This represents an increase of $0.9 million as compared to $58.1 million in the second quarter of 2023, due to a $4.9 million increase in depreciation and amortization expense and a $0.8 million increase in general and administrative costs offset by a $1.5 million decrease in research and development costs and a $3.3 million decrease in engineering services costs
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Total Adjusted operating expenses for the third quarter of 2023 were $37.3 million, a decrease of $1.1 million as compared to $38.4 million in the second quarter of 2023, due to a $1.5 million decrease in research and development costs and a $0.3 million decrease in Adjusted engineering services costs offset by a $0.7 million increase in Adjusted general and administrative costs(1)
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As of September 30, 2023, we have incurred approximately $265.8 million of gross capitalized property and equipment costs and accumulated depreciation and amortization of $41.6 million. The capitalized costs include costs of our BlueWalker 3 satellite, assembly and integration facilities including assembly and test equipment, satellite materials, advance launch payments and ground antennas

(1) See reconciliation of Adjusted operating expenses to Total operating expenses, Adjusted engineering services costs to Engineering services costs and Adjusted general and administrative costs to General and administrative costs in the tables accompanying this press release.

Non-GAAP Financial Measures

We refer to certain non-GAAP financial measures in this press release, including Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs. We believe these non-GAAP financial measures are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. These non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measures. Reconciliation of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Conference Call Information

AST SpaceMobile will hold a quarterly business update conference call at 5:00 p.m. (Eastern Time) on Tuesday, November 14, 2023. The call will be accessible via a live webcast on the Events page of AST SpaceMobile’s Investor Relations website at https://ast-science.com/investors/. An archive of the webcast will be available shortly after the call.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, X (Formerly Twitter), LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing and results of the BW3 satellite tests, anticipated timing and level of deployment of satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the SEC, including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on March 31, 2023.

The ongoing testing of the BW3 satellite may not be completed due to a variety of factors, which could include loss of satellite connectivity, destruction of the satellite, or other communication failures, and even if completed, the BW3 testing may indicate adjustments that are needed or modifications that must be made, any of which could result in additional costs, which could be material, and delays in commercializing our service. If there are delays or issues with additional testing, it may become more costly to raise capital, if we are able to do so at all.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors incorporated by reference into AST SpaceMobile’s Form 10-K filed with the SEC on March 31, 2023. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Allison

Eva Murphy Ryan

917-547-7289

AstSpaceMobile@allisonpr.com

Third Quarter Financial Results

AST SPACEMOBILE, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands, except share data)

	September 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$133,310	$238,588
Restricted cash	2,416	668
Prepaid expenses	6,261	4,100
Other current assets	21,084	24,954
Total current assets	163,071	268,310

Property and equipment:
Property and equipment, gross	265,798	152,968
Less: Accumulated depreciation and amortization	(41,556)	(6,979)
Total property and equipment, net	224,242	145,989

Other non-current assets:
Operating lease right-of-use assets, net	13,212	7,671
Other non-current assets	1,605	16,402
Total other non-current assets	14,817	24,073

TOTAL ASSETS	$402,130	$438,372

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	7,811	13,929
Accrued expenses and other current liabilities	17,706	13,145
Current operating lease liabilities	1,384	722
Total current liabilities	26,901	27,796

Warrant liabilities	17,492	38,946
Non-current operating lease liabilities	11,979	7,046
Long-term debt, net	58,536	4,758
Total liabilities	114,908	78,546

Commitments and contingencies

Stockholders' Equity:
Class A Common Stock, $.0001 par value; 800,000,000 shares authorized; 89,675,329 and 71,819,926 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively.	9	7
Class B Common Stock, $.0001 par value; 200,000,000 shares authorized; 50,041,757 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively.	5	5
Class C Common Stock, $.0001 par value; 125,000,000 shares authorized; 78,163,078 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively.	8	8
Additional paid-in capital	285,525	235,384
Accumulated other comprehensive income	11	229
Accumulated deficit	(157,736)	(102,101)
Noncontrolling interest	159,400	226,294
Total stockholders' equity	287,222	359,826

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$402,130	$438,372

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022

Revenues	$-	$4,168	$-	$13,825

Cost of sales (exclusive of items shown separately below)	-	2,525	-	6,714

Gross profit	-	1,643	-	7,111

Operating expenses:
Engineering services costs	19,523	14,492	58,818	38,208
General and administrative costs	10,995	12,916	31,073	37,634
Research and development costs	9,418	13,543	36,721	30,969
Depreciation and amortization	19,029	1,172	34,877	3,457
Total operating expenses	58,965	42,123	161,489	110,268

Other income (expense):
Gain (loss) on remeasurement of warrant liabilities	7,481	(15,897)	21,454	1,669
Other income (expense), net	1,002	24,875	(5,926)	24,211
Total other income (expense), net	8,483	8,978	15,528	25,880

Loss before income tax (expense) benefit	(50,482)	(31,502)	(145,961)	(77,277)
Income tax (expense) benefit	(266)	(550)	408	(747)
Net loss before allocation to noncontrolling interest	(50,748)	(32,052)	(145,553)	(78,024)

Net loss attributable to noncontrolling interest	(29,839)	(22,286)	(89,918)	(54,613)
Net loss attributable to common stockholders	$(20,909)	$(9,766)	$(55,635)	$(23,411)
Net loss per share attributable to holders of Class A Common Stock
Basic and diluted	$(0.23)	$(0.18)	$(0.70)	$(0.45)
Weighted-average shares of Class A Common Stock outstanding
Basic and diluted	89,514,621	53,233,552	79,065,471	52,292,972

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022

Net loss before allocation to noncontrolling interest	$(50,748)	$(32,052)	$(145,553)	$(78,024)
Other comprehensive loss
Foreign currency translation adjustments	(358)	(1,267)	(526)	(1,865)
Total other comprehensive loss	(358)	(1,267)	(526)	(1,865)
Total comprehensive loss before allocation to noncontrolling interest	(51,106)	(33,319)	(146,079)	(79,889)
Comprehensive loss attributable to noncontrolling interest	(30,050)	(23,083)	(90,226)	(55,915)
Comprehensive loss attributable to common stockholders	$(21,056)	$(10,236)	$(55,853)	$(23,974)

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	For the Nine Months Ended September 30,
	2023	2022

Cash flows from operating activities:
Net loss before allocation to noncontrolling interest	$(145,553)	$(78,024)
Adjustments to reconcile net loss before noncontrolling interest to cash used in operating activities:
Gain on sale of Nano	-	(24,646)
Depreciation and amortization	34,877	3,457
(Gain) loss on remeasurement of warrant liabilities	(21,454)	(1,669)
Amortization of debt issuance costs	374	-
Non-cash lease expense	659	364
Stock-based compensation	10,595	7,093
Issuance of common stock for commitment shares	-	332
Changes in operating assets and liabilities:
Accounts receivable	-	(2,241)
Prepaid expenses and other current assets	1,601	(20,444)
Inventory	-	(2,461)
Accounts payable and accrued expenses	(6,215)	12,259
Operating lease liabilities	(605)	(323)
Deferred revenue	-	2,395
Other assets and liabilities	1,680	(17,516)
Net cash used in operating activities	(124,041)	(121,424)

Cash flows from investing activities:
Purchase of property and equipment and advance launch payments	(96,462)	(45,850)
Proceeds from the sale of Nano, net of cash deconsolidated and transaction costs	-	26,036
Net cash used in investing activities	(96,462)	(19,814)

Cash flows from financing activities:
Proceeds from debt	63,500	230
Repayments of debt	(180)	-
Payment for debt issuance costs	(9,653)	-
Proceeds from issuance of common stock, net of issuance costs	63,476	16,994
Issuance of equity under employee stock plan	225	60
Proceeds from warrant exercises	-	14
Net cash provided by financing activities	117,368	17,298

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(395)	(1,068)

Net (decrease) increase in cash, cash equivalents and restricted cash	(103,530)	(125,008)
Cash, cash equivalents and restricted cash, beginning of period	239,256	324,537
Cash, cash equivalents and restricted cash, end of period	$135,726	$199,529

Supplemental disclosure of cash flow information:
Cash paid for interest	1,071	-
Non-cash transactions:
Purchases of property and equipment in accounts payable and accrued expenses	$7,120	$4,721
Right-of-use assets obtained in exchange for operating lease liabilities	6,709	1,129

AST SPACEMOBILE, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED MEASURES (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended September 30, 2023
	GAAP Reported	Stock-Based Compensation Expense	Adjusted

Engineering services costs	$19,523	$(1,507)	$18,016
General and administrative costs	10,995	(1,082)	9,913
Research and development costs	9,418	-	9,418
Depreciation and amortization	19,029	-	19,029
Total operating expenses	$58,965	$(2,589)	$56,376
Less: Depreciation and amortization			(19,029)
Adjusted operating expenses			$37,347

	For the Three Months Ended June 30, 2023
	GAAP Reported	Stock-Based Compensation Expense	Adjusted
Engineering services costs	$22,813	$(4,458)	$18,355
General and administrative costs	10,221	(1,074)	9,147
Research and development costs	10,921	-	10,921
Depreciation and amortization	14,115	-	14,115
Total operating expenses	$58,070	$(5,532)	$52,538
Less: Depreciation and amortization			(14,115)
Adjusted operating expenses			$38,423

Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs are alternative financial measures used by management to evaluate our operating performance as a supplement to our most directly comparable U.S. GAAP financial measure. We define Adjusted operating expense as Total operating expenses adjusted to exclude amounts of stock-based compensation expense and depreciation and amortization expense and define Adjusted engineering services costs and Adjusted general and administrative costs as engineering services costs and general and administrative costs adjusted to exclude stock-based compensation expenses.

We believe Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. Adjusted operating expenses, Adjusted engineering services costs, and Adjusted general and administrative costs are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measure of Total operating expenses, Engineering services costs and General and administrative costs.